EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following Unaudited Pro Forma Combined Financial Data are derived from the consolidated financial statements of Magnum Hunter and certain historical financial data in respect of various assets acquired by Magnum Hunter.  The Unaudited Pro Forma Combined Balance Sheet of Magnum Hunter as of September 30, 2010 has been prepared assuming the PostRock acquisition and all necessary ancillary transactions had been consummated on September 30, 2010.  The Unaudited Pro Forma Combined Income Statement for the year ended December 31, 2009 and the nine months ended September 30, 2010 have been prepared assuming the PostRock acquisition and all necessary ancillary transactions had been consummated as of January 1, 2009.  The pro forma adjustments set forth on the attached Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Income Statements reflect the following as if they occurred on the dates hereinabove set forth:

(1)	PostRock Acquisitions. The first and second phase of the PostRock acquisition as described in the Purchase and Sale Agreement dated December 24, 2010.
(2)	Incurrence of indebtedness under Magnum Hunter's revolving credit facility.
(3)	Issuance of common stock upon the closing date of the PostRock acquisition.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments to record the estimated fair values of the assets and liabilities acquired in the acquisition of PostRock.  The final entries, and the resulting effect on Magnum Hunter’s balance sheet as well as items in Magnum Hunter’s Income Statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed.

Transaction costs related to the acquisition will be recorded as expenses in the periods in which these costs are incurred.  These expenses are not included in the Unaudited Pro Forma Combined Income Statements.

The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of Magnum Hunter and the notes thereto as filed in Magnum Hunter's Form 10-K and Form 10-Q.

The Unaudited Pro Forma Combined Financial Data are not indicative of the financial position or results of operations of Magnum Hunter which would actually have occurred if the transaction described above had occurred at the dates presented or which may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The unaudited Pro Forma Combined Financial Data includes financial information received from PostRock and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2010

	Magnum Hunter Historical		PostRock Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter and PostRock
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$836,601		$-	$836,601
Accounts receivable	7,002,332	(1)	21,140	7,023,472
Derivative assets	573,657		-	573,657
Prepaids and other current assets	1,433,235	(1)	2,658	1,435,893
Total current assets	9,845,825		23,798	9,869,623

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	152,402,137	(1)	44,264,097	196,666,234
Equipment and other fixed assets	15,065,160	(1)	154,300	15,219,460
Total property and equipment, net	167,467,297		44,418,397	211,885,694

OTHERS ASSETS:
Derivative assets	529,836		-	529,836
Other assets	1,600,250		-	1,600,250
Deferred financing costs, net of amortization	2,781,741		-	2,781,741
Total assets	$182,224,949		$44,442,195	$226,667,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,105,988		$-	$17,105,988
Accrued liabilities	4,269,193	(1)	421,951	4,691,144
Revenue payable	2,408,129		-	2,408,129
Current portion of notes payable	568,562		-	568,562
Total current liabilities	24,351,872		421,951	24,773,823

Payable on sale of partnership	640,695		-	640,695
Notes payable, less current portion	52,689,323	(1)	19,702,874	72,392,197
Asset retirement obligation	4,634,858	(1)	17,000	4,651,858
Total liabilities	82,316,748		20,141,825	102,458,573

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 1,153,741 issued & outstanding as of September 30, 2010, with liquidation preference of $25.00 per share	28,843,525		-	28,843,525

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value; 100,000,000 shares authorized, 68,885,661 shares issued and outstanding as of September 30, 2010	688,857	(1)	32,012	720,869
Additional paid in capital	118,317,477	(1)	24,603,358	142,920,835
Accumulated deficit	(47,501,911)	(1)	(335,000)	(47,836,911)
Treasury Stock, previously deposit on Triad, at cost, 761,652 shares	(1,310,357)		-	(1,310,357)
Unearned common stock in KSOP, at cost, 137,900 shares	(542,366)		-	(542,366)
Total Magnum Hunter Resources Corporation shareholders' equity	69,651,700		24,300,370	93,952,070
Non-controlling interest	1,412,976		-	1,412,976
Total Equity	71,064,676		24,300,370	95,365,046
Total liabilities and shareholders' equity	$182,224,949		$44,442,195	$226,667,144

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
Nine Months Ended September 30, 2010

	Magnum Hunter Historical	PostRock Historical		PostRock Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter and PostRock
REVENUE:
Oil and gas sales	$23,920,482	$1,477,939		$-	$25,398,421
Field operations and other	3,330,013	-		-	3,330,013
Total revenue	27,250,495	1,477,939		-	28,728,434

EXPENSES:
Lease operating expenses	8,153,941	537,185		-	8,691,126
Severance taxes and marketing	2,167,359	112,275		-	2,279,634
Exploration	1,075,643	-		-	1,075,643
Field operations	3,143,255	-		-	3,143,255
Impairment of oil & gas properties	19,991	-		-	19,991
Depreciation, depletion and accretion	7,138,488	-	(2)	286,475	7,424,963
General and administrative	17,903,244	-		-	17,903,244
Total expenses	39,601,921	649,460		286,475	40,537,856

LOSS FROM OPERATIONS	(12,351,426)	828,479		(286,475)	(11,809,422)

OTHER INCOME AND (EXPENSE):
Interest income	54,578	-		-	54,578
Interest expense	(3,016,429)	-	(3)	(664,972)	(3,681,401)
Gain (Loss) on derivative contracts	2,347,808	-		-	2,347,808
Other, net	-	-		-	-

Net loss before non-controlling interest	(12,965,469)	828,479		(951,447)	(13,088,437)

Net (income) loss attributable to non-controlling interest	(91,223)	-		-	(91,223)

Net loss attributable to Magnum Hunter	(13,056,692)	828,479		(951,447)	(13,179,660)

Dividend on Preferred Stock	(1,309,527)	-		-	(1,309,527)

Net loss attributable to common shareholders	$(14,366,219)	$828,479		$(951,447)	$(14,489,187)

Loss per common share
Basic and diluted	$(0.23)				$(0.22)

Weighted average number of common shares outstanding
Basic and diluted	62,010,895		(4)	3,201,360	65,212,255

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 2009

	Magnum Hunter Historical	PostRock Historical		PostRock Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter and PostRock
REVENUE:
Oil and gas sales	$10,035,033	$1,096,547		$-	$11,131,580
Field operations and other	222,668	-		-	222,668
Gain on sale of property	14,000	-		-	14,000
Total revenue	10,271,701	1,096,547		-	11,368,248

EXPENSES:
Lease operating expenses	4,220,345	999,270		-	5,219,615
Severance taxes and marketing	1,057,818	47,970		-	1,105,788
Exploration	896,337	-		-	896,337
Field operations	-	22,776		-	22,776
Impairment of oil & gas properties	633,953	-		-	633,953
Depreciation, depletion and accretion	4,499,611	-	(2)	189,021	4,688,632
General and administrative	8,490,364	-		-	8,490,364
Total expenses	19,798,428	1,070,016		189,021	21,057,465

GAIN (LOSS) FROM OPERATIONS	(9,526,727)	26,531		(189,021)	(9,689,217)

OTHER INCOME (EXPENSE):
Interest income	959	-		-	959
Interest expense	(3,336,346)	-	(3)	(886,629)	(4,222,975)
Gain (loss) on derivative contracts	(2,325,251)	-		-	(2,325,251)

Net loss before non-controlling interest	(15,187,365)	26,531		(1,075,650)	(16,236,484)

Less: Net loss attributable to non-controlling interest	63,156	-		-	63,156

Net loss attributable to Magnum Hunter	(15,124,209)	26,531		(1,075,650)	(16,173,328)

Dividend on Preferred Stock	(25,654)	-		-	(25,654)

Net loss to attributable to common shareholders	$(15,149,863)	$26,531		$(1,075,650)	$(16,198,982)

Net loss per common share, basic and diluted	$(0.39)				$(0.38)

Weighted average number of common shares outstanding, basic and diluted	38,953,834		(4)	3,201,360	42,155,194

See accompanying notes to Unaudited Pro Forma Combined Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

1)
To record the acquisition of PostRock’s assets for an estimated purchase price of $44.3 million.  The estimated purchase price includes cash payment and issuance of common stock of Magnum Hunter, which is based on the value of common stock on the closing dates for the first and second phases of the PostRock acquisition. The acquisition is accounted for under the purchase method of accounting.  All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment.  The following table summarizes the assets acquired and purchase price paid:

Fair value of total purchase price:
2,255,046 shares of common stock issued on December 30, 2010 at $7.58 per share	$17,093,248
946,314 shares of common stock issued on January 14, 2011 at $7.97 per share	7,542,122
Cash paid December 30, 2010 with funds borrowed under Magnum Hunter's revolving line of credit agreement	13,938,891
Cash paid on January 14, 2011 with funds borrowed under Magnum Hunter's revolving line of credit agreement	5,763,983
Net operations since effective date	(21,140)
Total	$44,317,104

Amounts recognized for assets acquired and liabilities assumed:
Working capital	(84,293)
Oil and gas properties	$44,264,097
Equipment and other fixed assets	154,300
Asset retirement obligation	(17,000)
Total	$44,317,104

Working capital acquired:
Prepaid expenses	2,658
Transfer tax payable	(86,951)
Total working capital acquired	$(84,293)

2)
To record the pro forma adjustment to depletion and depreciation expense as the result of treating the acquisition of the PostRock assets as if it had occurred January 1, 2009.  Depletion was calculated using the units of production method.

3)	To record the pro forma adjustment to interest expense as the result of treating the cash paid in the acquisition of the PostRock assets as if it had been borrowed January 1, 2009.

4)	Acquisition shares were added to the weighted average number of common shares outstanding as if the shares were issued January 1, 2009.